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                                                 ACS - TECH 80 LTD.


                                                   2001 STOCK PLAN


                                      AMENDED AND RESTATED ON NOVEMBER 23, 2003



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SECTION 1.  ESTABLISHMENT AND PURPOSE.............................................................................3

SECTION 2.  ADMINISTRATION........................................................................................7
         (i)     Committees of the Board of Directors.............................................................7
         (ii)    Authority of the Board of Directors..............................................................7
         (iii)   Indemnification of Members of Board of Directors or a Committee..................................6

SECTION 3.  ELIGIBILITY...........................................................................................6
         (i)     General Rule.....................................................................................6
         (ii)    Ten-Percent Stockholders.........................................................................6
         (iii)   Annual Limit on Incentive Stock Options..........................................................6

SECTION 4.  STOCK SUBJECT TO PLAN.................................................................................8
         (i)     Basic Limitation.................................................................................8
         (ii)    Additional Shares................................................................................7

SECTION 5.  TERMS AND CONDITIONS OF AWARDS OR SALES OF SHARES.....................................................9
         (i)     Stock Purchase Agreement.........................................................................9
         (ii)    Duration of Offers and Nontransferability of Rights..............................................9
         (iii)   Purchase Price...................................................................................7
         (iv)    Withholding Taxes................................................................................9
         (v)     Restrictions on Transfer of Shares...............................................................9
         (vi)    Purchase for Investment..........................................................................7

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS......................................................................10
         (i)     Types of Stock Options...........................................................................8
         (ii)    Interpretation, amendment and Alteration.........................................................8
         (iii)   Stock Option Agreement...........................................................................8
         (iv)    Number of Shares.................................................................................8
         (v)     Exercise Price...................................................................................8
         (vi)    Withholding Taxes................................................................................8
         (vii)   Exercisability..................................................................................11
         (viii)  Accelerated Exercisability......................................................................11
         (ix)    Basic Term......................................................................................11
         (x)     Nontransferability..............................................................................11
         (xi)    No Rights as a Stockholder......................................................................12
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         (xii)   Modification, Extension and Assumption of Options...............................................12
         (xiii)  Restrictions on Transfer of Shares..............................................................12
         (xiv)   Accelerated Vesting.............................................................................12

SECTION 7.  PAYMENT FOR SHARES...................................................................................12
         (i)     General Rule....................................................................................12
         (ii)    Services Rendered...............................................................................12
         (iii)   Promissory Note.................................................................................13
         (iv)    Exercise/Sale...................................................................................13
         (v)     Exercise/Pledge.................................................................................13

SECTION 8.  ADJUSTMENT OF SHARES.................................................................................13
         (i)     General.........................................................................................13
         (ii)    Mergers and Consolidations......................................................................13
         (iii)   Liquidation.....................................................................................13
         (iv)    Reservation of Rights...........................................................................12

SECTION 9.  SECTION 102 OPTIONS..................................................................................15


SECTION 10. SECURITIES LAW REQUIREMENTS AND GOVERNING LAW.

         (i)     Securities Law Requirements.....................................................................13
         (ii)    Governing Law...................................................................................13

SECTION 11.  NO RETENTION RIGHTS.................................................................................13

SECTION 12.  DURATION AND AMENDMENTS.............................................................................13
         (i)     Term of the Plan................................................................................14
         (ii)    Right to Amend or Terminate the Plan............................................................14
         (iii)   Effect of Amendment or Termination..............................................................14



SECTION 13.  MISCELLANEOUS.......................................................................................15
         (i)     Tax Consequences................................................................................15
         (ii)    Compliance with Laws............................................................................15
         (iii)   Certificates and Legends........................................................................15
         (iv)    No Rights to Employment; No Rights as a Shareholder.............................................15
         (v)     Repurchase Right................................................................................15
         (vi)    Forfeiture for Competition......................................................................15
         (vii)   Restrictions on Transfer........................................................................16
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                    ACS - TECH 80 LTD. 2001 STOCK OPTION PLAN




SECTION 1. ESTABLISHMENT AND PURPOSE.

        The name of this plan is the ACS-TECH 80 Ltd. 2001 Stock Option Plan (the "PLAN"). The purpose of the Plan is to enable ACS-Tech 80 Ltd. (the "COMPANY") and its Subsidiaries to retain and attract executives, other employees, members of the Board of Directors, and Consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

        The purpose of the Plan is to offer selected individuals or entities an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may or may not contain such terms as will qualify such Options for the special tax treatment under Section 102. Options granted under the Plan to U.S. residents may include Non-statutory Options as well as Incentive Stock Options ("ISOS") intended to qualify under Section 422 of the Code.

        Capitalized terms shall have the meanings set opposite them below:

(i) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

(ii)    "CHANGE IN CONTROL" shall mean:

                        (1) The consummation of the acquisition of the Company or a Subsidiary by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company or such Subsidiary; or

                        (2) The sale, transfer or other disposition of all or substantially all of the Company's or a Subsidiary's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's or a Subsidiary's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's or a Subsidiary's securities immediately before such transaction.

(iii)   "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended.

(iv) "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 2(a).

(v)     "COMPANY" shall mean ACS - Tech 80 Ltd., an Israeli company.


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"CONSULTANT" shall mean a person or entity who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

(vi) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary, and with regard to Section 102 Options only (as defined below) also directors and office holders ("Nosei Misra"-as such term is defined in the Israeli Companies Law 5759-1999 as may be amended from time to time) of the Company or a Parent or a Subsidiary, provided that such individual is not a "controlling party", as defined in section 32 (9) of the Ordinance, prior to and after the issuance of the Option An individual shall not cease to be an "Employee" upon the transfer of such individual's employment among the Company and its Subsidiaries.

(vii) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(viii)  Ommited.

(ix) "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons. Notwithstanding the above, if the Ordinary Shares are listed or admitted for trading on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if not so listed or admitted, selling prices are quoted by the National Quotation Bureau, Inc., the Fair Market Value of a share shall be the closing sale price on:

        A.      The date of grant on:

                        (1) the national securities exchange, if listed or admitted on such exchange; or

                        (2) if not so listed or admitted, on Nasdaq, if listed or admitted on Nasdaq; or

        B. If no sales have been effected on such date, the average of the closing sale prices on the most recent three trading days preceding the date of grant on the national securities exchange on which it is listed or admitted or on Nasdaq if not listed or admitted on an exchange or, if no such sales were effected on any of such markets during such three trading days, the Fair Market Value shall be the mean between the high bid and low asked prices on the exchange or Nasdaq on the date of grant, as the case may be.

        C. If the shares are traded in the over-the-counter market and not listed or admitted on Nasdaq, the Fair Market Value of a share shall be the mean between the high bid and low asked prices as quoted for the date of grant by the National Quotation Bureau in its "pink sheets"

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or equivalent record or publication or, if no bid prices are quoted on such date, the next preceding date to the date of grant for which a bid price is quoted.

(x) "INVOLUNTARY TERMINATION" means the termination of the Service of any Employee which occurs by reason of:

                        (1) such Employee's involuntary dismissal or discharge by the Company or a Subsidiary for reasons other than Misconduct, or

                        (2)     such Employee's voluntary resignation following
                (A) a change in his or her position with the Company or a Subsidiary which materially reduces his or her level of responsibility, (B) a reduction in his or her level of total compensation (including base salary, fringe benefits and participation in bonus or incentive programs) or (C) a relocation of such Employee's place of employment by more than seventy-five (75) miles, provided and only if such change, reduction or relocation is effected by the Company or a Subsidiary without the Employee's consent.

(xi) "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

(xii) "MISCONDUCT" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Purchaser, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or Purchaser or other person in the Service of the Company (or any Parent or Subsidiary).

(xiii) "NON TRUSTEE 102 STOCK OPTION" shall mean an option which is not issued to a trustee pursuant and subject to the provisions of Section 102.

(xiv) "NONSTATUTORY OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(xv) "OPTION" shall mean an ISO or Nonstatutory Option or a Section 102 Option or a Section 3(i) Option granted under the Plan and entitling the holder to purchase Shares.

(xvi)   "OPTIONEE" shall mean a person who holds an Option.

(xvii) "ORDINANCE" shall mean the Israeli Income Tax Ordinance (New Version), 1961 and regulations, rules and orders of procedure promulgated thereunder.

(xviii) "OUTSIDE DIRECTOR" shall mean a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Section 162(m) of the

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Code and regulations thereunder. For this purpose, remuneration includes any payment in exchange for good or services. This definition shall be further governed by the provisions of Section 162(m) of the Code and regulations promulgated thereunder.

(xix) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(xx)      "PLAN" shall mean this ACS - Tech 80 2001 Stock Plan.

(xxi) "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(xxii) "PURCHASER" shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(xxiii)   "SECTION 102" shall mean Section 102 of the Ordinance, as amended and any regulations, rules, orders or procedures promulgated there under, including Tax Rules (Preferential Tax Treatment regarding Issuance of Shares to Employees), 2003.

(xxiv) "102 CAPITAL GAIN OPTION" shall mean options allocated to a Trustee (as defined below) under the capital gain track pursuant and subject to the provisions of Section 102. .

(xxv) "SECTION 102 OPTIONS" shall mean 102 Capital Gain Stock Options and Non Trustee 102 Stock Options.

(xxvi) "CAPITAL GAIN LOCK - UP PERIOD" shall mean a period of 24 months from the end of the tax year in which the date of grant of each Option occurred or a shorter period as approved by the tax authorities.

(xxvii)   "SECTION 3(I) OPTION" shall mean a stock option that was granted to an
Optionee who is an Israeli resident or is deemed to be an Israeli resident for purposes of taxation and does not contain such terms as will qualify it for the special tax treatment under Section 102.

(xxviii) "SERVICE" shall mean service as an Employee, Outside Director or Consultant.

(xxix)    "SHARE" shall mean one share of Stock, as adjusted in accordance with
Section 8 (if applicable).

(xxx) "STOCK" shall mean the Common Stock of the Company, with a par value of $0.01 per Share.

(xxxi) "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee's Option.

(xxxii)   "STOCK PURCHASE AGREEMENT" shall mean the agreement between the
Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

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(xxxiii)  "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(xxxiv)   "TRUSTEE" means a person or entity appointed by the Board of Directors or the Committee and approved by the tax officer to hold Section 102 Capital Gain Options on behalf of the Optionee according to the conditions set forth in
Section 102.


SECTION 2. ADMINISTRATION.

(I) COMMITTEES OF THE BOARD OF DIRECTORS. The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it, subject to applicable law. If a Committee has not been appointed, the Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(II) AUTHORITY OF THE BOARD OF DIRECTORS. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee. Without limiting the generality of the aforesaid, the Board of Directors shall have full power and authority: (a) to designate participants in the Plan, (b) to determine the terms and provisions of respective Share Purchase Agreements or Stock Option Agreements (which need not be identical), including but not limited to provisions concerning the time or times when, and the extent to which, Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture, (c) to accelerate the right of an Optionee to exercise in whole or in part any previously granted Option, and (d) to interpret the provisions and supervise the administration of the Plan. Without derogating from the foregoing, this Plan and its administration, including without limitation the grant and exercise of Options hereunder, shall be subject to rules, instructions limitations and restrictions as may from time to time be adopted by the Company's Board of Directors.

                Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to executive officers of the Company the authority to exercise the powers specified in subclauses (a), (b), (c) and (d) above.

(III) INDEMNIFICATION OF MEMBERS OF BOARD OF DIRECTORS OR A COMMITTEE. Each member of the Board of Directors and/or a Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such

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member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the Articles of Association of the Company, any agreement, vote of shareholders or disinterested directors, or otherwise.


SECTION 3. ELIGIBILITY.

(I) GENERAL RULE. Employees, Directors, CEO and other Officers, including those who are beneficial owners, and Consultants of the Company or any of its subsidiaries shall be eligible for the grant of Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs or
Section 102 Options.

(II) TEN-PERCENT STOCKHOLDERS. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied. .

(III) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the time a Stock Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000, unless otherwise permitted by applicable law.


SECTION 4. STOCK SUBJECT TO PLAN.

(I) BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 300,000 Shares, subject to adjustment pursuant to
Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(II) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

                Upon a stock-for-stock exercise of a Stock Option or upon the withholding of stock for the payment of the option price or taxes, only the net number of shares issued to the

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optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.

SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES OF SHARES.

(I) STOCK PURCHASE AGREEMENT. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(II) DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser before the earlier of (i) 30 days after the grant of such right was communicated to the Purchaser by the Company or (ii) a Change in Control. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(III) PURCHASE PRICE. The Purchase Price of Shares to be offered under the Plan, if newly issued, shall not be less than the par value of such Shares. Subject to the preceding sentence, the Board of Directors shall determine the Purchase Price at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

(IV) WITHHOLDING TAXES. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(V) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(VI) PURCHASE FOR INVESTMENT. Unless the Ordinary Shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company reserves the right to appropriately legend certificates evidencing the shares issuable upon exercise that the shares may not be sold or transferred until they are registered under the Securities Act or transferred in a transaction exempt from registration thereunder and to place stop transfer orders on their records as to such shares.

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SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(I) TYPES OF STOCK OPTIONS. The Committee shall have the authority to grant any eligible Optionees Incentive Stock Options (if the Optionee is an Employee), Non-Qualified Stock Options, or both types of options, and for Employee's who are Israeli residents or are deemed to be Israeli residents for purposes of taxation, Non Trustee 102 Stock Options, 102 Capital Gain Stock Options, or both types of Options . To the extent that any Option or portion of an Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

(II) INTERPRETATION, AMENDMENT AND ALTERATION. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

(III) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(IV) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option or a Section 102 Option or a Section 3(i) Option.

(V) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and in certain circumstances a higher percentage may be required by applicable law. The Exercise Price of a any other type of Option to purchase newly issued Shares shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under an Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

(VI) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors and the Trustee (where relevant) may require for the satisfaction of any applicable withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors and the Trustee (where relevant) may require for the satisfaction of any applicable withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. With respect to 102 Capital Gain Options, the Trustee shall hold such 102 Capital Gain Options throughout their existence, and shall hold the Options or Shares issued following the exercise of such Options, until the payment of all applicable taxes by the Optionee subject to that the Trustee is satisfied that the payment is sufficient and necessary for the satisfaction of such Optionee's tax obligations with respect to such Options and Shares.

(VII) EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Board of Directors shall determine the exercisability provisions of a Stock Option Agreement at its sole discretion. Upon the termination of the term of employment of the employee or, if the optionee is a director, non-employee consultant or advisor, upon the termination of the term of engagement as a director, consultant or advisor, options hereunder are treated as follows, subject to all other applicable provisions hereof: (i) in the case of termination of employment by any reason other than death or disability (as defined below), notwithstanding the relation between date of termination and the vesting dates of the Options, any vested Option still in force and unexpired may be exercised within a period of 90 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, or (ii) in the case of termination as a result of death or disability (as defined below), any Option still in force and unexpired may be exercised for a period of one year after such termination, to the extent that such options were exercisable on such date. An Option held by an optionee which is still in force and unexpired on the date of such person's death may be exercised by such person's legal representative in whole or in part without regard to the installment exercise provisions of the Option. "Disability" shall be defined, under this section, as a disability that qualifies the optionee for a disability benefit under the National Insurance Law, 1995, as amended, and which prevents the optionee from maintaining continuos employment with the Company. It is clarified, that termination of employment in close proximity to the vesting date of all or any portion of an employee's Options, shall not in itself give the employee rise to any claim against the Company.

(VIII) ACCELERATED EXERCISABILITY. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee's Options shall become exercisable in full if (i) the Company is subject to a Change in Control before the Optionee's Service terminates, and (ii) such Options do not remain outstanding, and (iii) such Options are not assumed by the surviving corporation or its parent, and
(iv) the surviving corporation or its parent, does not substitute options with substantially the same terms for such Options. In addition, in the event that an Optionee's Options do not become exercisable in full upon a Change in Control, then if an Optionee experiences an Involuntary Termination within twelve months following such Change in Control, then the Options shall, immediately prior to the effective date of the Involuntary Termination, become exercisable in full. A Stock Option Agreement may also provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events.

(IX) BASIC TERM. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service or death.

(X) NONTRANSFERABILITY. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. During the lifetime of the

Optionee, only the Optionee or the Optionee's guardian or legal representative may exercise an Option. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(XI) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(XII) MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

(XIII) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. The above shall not limit the applicability of any restrictions on sale of securities imposed by any applicable law.

(XIV) ACCELERATED VESTING. Unless the applicable Stock Option Agreement provides otherwise, any right to repurchase an Optionee's Shares at the original Exercise Price upon termination of the Optionee's Service shall lapse and all of such Shares shall become vested if (i) the Company is subject to a Change in Control before the Optionee's Service terminates and (ii) the repurchase right is not assigned to the entity that employs the Optionee immediately after the Change in Control or to its parent or subsidiary. In addition, unless the applicable Stock Option Agreement provides otherwise, in the event that the repurchase right is assigned to the entity that employs the Optionee as an employee immediately after the Change in Control and such Optionee experiences an Involuntary Termination within twelve months following a Change in Control, then the repurchase right shall, immediately prior to the effective date of the Involuntary Termination, lapse and all of the remaining Shares subject to the repurchase right shall become vested. A Stock Option Agreement may also provide for accelerated vesting in the event of the Optionee's death or disability or other events.


SECTION 7. PAYMENT FOR SHARES.

(I) GENERAL RULE. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(II) SERVICES RENDERED. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(III) PROMISSORY NOTE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code or the Ordinance. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(IV) EXERCISE/SALE. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(V) EXERCISE/PLEDGE. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


SECTION 8. ADJUSTMENT OF SHARES.

(I) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(II) MERGERS AND CONSOLIDATIONS. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation.

(III) LIQUIDATION. If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of the Option, by the Optionees' giving notice in writing to the Company of their intention to so exercise.

(IV) RESERVATION OF RIGHTS. Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an

Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


SECTION 9. SECTION 102 OPTIONS

(i) Section 102 Options may only be Granted Employees as defined in this Plan.

(ii) A 102 Capital Gain Option may be granted after the passage of thirty days (or a shorter period as and if approved by the tax authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval of the Plan and the Trustee according to Section 102.

(iii) Anything herein to the contrary notwithstanding, all 102 Capital Gain Options granted under this Plan shall be granted by the Company to a Trustee designated by the Committee and the Trustee shall hold each such Options and any Shares issued upon exercise thereof ("OPTIONED SHARES") in trust for the benefit of the Optionees in respect of whom such Options were granted. All certificates representing Optioned Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Optioned Shares are released from the trust.

(iv) All 102 Capital Gain Stock Options, and any shares issued upon their exercise and all rights related to them, including bonus shares, will be held by the Trustee during the 102 Capital Gain Lock - Up Period

(v) In accordance with Section 102, the Optionee is prohibited from selling the Option or the Optioned Shares, until the end of the 102 Capital Gain Lock-Up Period. The meaning of this Section for purposes of income tax is that if an Optionee voluntarily sells a 102 Capital Gain Option or the Optioned Shares before the end of the 102 Capital Gain Lock-Up Period, the provisions of Section 102, relating to non-compliance with the 102 Capital Gain Lock - Up Period, will apply.

(vi) Anything to the contrary notwithstanding, the Trustee shall not release any Option which was not already exercised into Shares by the Optionee nor release any Shares issued upon exercise of a 102 Capital Gain Option, prior to the full payment of the Exercise Price and Optionee's tax liability arising from the 102 Capital Gain Stock Option which was granted to him and/or Shares issued upon exercise of such Option. While holding the Optioned Shares, the Trustee will be responsible for transferring to the Optionee any notice provided by the Company to its shareholders. Subject to fulfillment of all their obligations, Optionees will be entitled to instruct the Trustee to act on their behalf in utilizing the rights of their Optioned Shares and the Trustee shall be obligated thereto. Prior to receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option granted or Optioned Share issued to him thereunder.

(vii) With regard to Non Trustee 102 Options, if an Optionee's employment with the Company is terminated for any reason, the Optionee will be obligated to provide the Company, to its satisfaction and subject to its sole discretion, with a security or guarantee to cover any future tax obligation resulting from the disposition of Shares received pursuant to the exercise of such Non Trustee 102 Option.


SECTION 10. SECURITIES LAW REQUIREMENTS AND GOVERNING LAW.

(I) SECURITIES LAW REQUIREMENTS. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, Israeli securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

(II) GOVERNING LAW. This Plan shall be deemed made in the State of Israel and shall be governed by and construed and enforced in accordance with the laws of Israel applicable to contracts made and to be performed in Israel, without giving effect to the principles of conflict of laws.


SECTION 11. NO RETENTION RIGHTS.

                Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.


SECTION 12. DURATION AND AMENDMENTS.

(I) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) Below.

(II) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Unless otherwise required by applicable law, stockholder approval shall not be required for any other amendment of the Plan.

(III) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of a purchase right under Section 5(b) or upon exercise of an Option, each granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan, including without limitation the term of such Options.


SECTION 13. MISCELLANEOUS.

(I) TAX CONSEQUENCES. In any event, the Optionee shall be liable for all Tax consequences and no tax liability or consequence shall be attributed to the Company an/or the Trustee.

(II) COMPLIANCE WITH LAWS. No shares of Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof.

(III) CERTIFICATES AND LEGENDS. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company reserves the right to place a legend on any stock certificate issued upon the exercise of a Stock Option pursuant to the Plan to assure compliance with any of the terms of the Plan. The issuance of shares of Stock may be affected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed.

(IV) NO RIGHTS TO EMPLOYMENT; NO RIGHTS AS A SHAREHOLDER. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee optionee or consultant of the Company, any Parent Corporation, or any Subsidiary any right to continued employment with the Company, any Parent Corporation, or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Parent Corporation, or any Subsidiary to terminate the employment of any of its employees or consultants at any time.

(V) REPURCHASE RIGHT. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase shares of Stock acquired pursuant to the Plan, pursuant to which the Optionee shall be required to offer to the Company upon termination of employment for any reason any shares that the optionee acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(VI) FORFEITURE FOR COMPETITION. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any optionee who, at any time within two years after termination of employment with the Company or any Subsidiary or Parent Corporation, directly or indirectly competes with, or is employed by a competitor of, the Company or any Subsidiary or Parent Corporation.

(VII) RESTRICTIONS ON TRANSFER. As a further condition to the grant of any stock option or the issuance of Stock to optionee, the optionee agrees to the following:

                        (a) In the event the Company advises the optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, the optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Stock Option granted to optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

                        (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state's securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Stock Option and the date on which such Stock Option must be exercised, provided that the Company gives the optionee prior written notice of such acceleration, and (ii) to cancel any Stock Options or portions thereof which the optionee does not exercise prior to or contemporaneously with such public offering.